UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 15, 2021

BrewBilt Manufacturing, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55787	47-0990750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Spring Hill Road #10, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 802-5023
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2021, Bennett Buchanan was appointed to serve as a director of BrewBilt Manufacturing, Inc. (the “Company”). Mr. Buchannan currently serves as a consultant to the Company under a Consulting Agreement dated January 1, 2021 (the “Consulting Agreement”), pursuant to which he assists the Company with marketing, advertising, customer relations, and licensing and compliance regulatory requirements. Pursuant to the Consultant Agreement, Mr. Buchanan is paid a monthly fee of $3,000, and was previously issued 10,000 shares of the Company’s Series A Stock. The Consulting Agreement also provides for the payment of a 2% commission on gross sales for each customer sale closed by Mr. Buchanan.

In connection with Mr. Buchanan’s appointment, the Company agreed to repurchase the 10,000 shares of Series A Preferred Stock of the Company from Mr. Buchanan issued to him under the Consulting Agreement for an aggregate purchase price of $100,000, payable in five installments of $20,000 each over the six month period following his appointment as a director.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the actual terms thereof, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 10.1	Consulting Agreement between BrewBilt Manufacturing, Inc. and Bennett Buchanan, dated as of January 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrewBilt Manufacturing, Inc.

Date: September 20, 2021	By:	/s/ Jef Lewis
Jef Lewis, Chief Executive Officer